U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                January 24, 2007
                                ----------------


                             PACIFIC FUEL CELL CORP.
                             -----------------------
        (Exact name of small business issuer as specified in its charter)


          Nevada                      000-28031                 80-0043857
          ------                      ---------                 ----------
State or other jurisdiction     Commission File Number     (IRS Employer ID No.)
     of incorporation


                               131 N. Tustin Ave.
                                    Suite 100
                                   Tustin, CA
                                   ----------
                    (Address of principal executive offices)


                                      92780
                                      -----
                                   (Zip Code)


                                 (714) 564-1693
                                 --------------
                           (Issuer's Telephone Number)

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Item 3.02  Unregistered Sales of Equity Securities.

     On January 24, 2007, we issued an aggregate of 2,214,285 "restricted" shares of our Common Stock (the "Shares"). We received proceeds of $300,000 from the sale thereof ($0.14 per share). The Shares were sold to a total of 10 investors, all of whom were "accredited investors" as that term is defined under Rule 501(a) of Regulation D as promulgated under the Securities Act of 1933, as amended.

     We relied upon the exemption from registration afforded by Regulation D and
Section 4/2, promulgated under the Securities Act of 1933, as amended, to issue the Shares.


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

                                   SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                        PACIFIC FUEL CELL CORP.
                                        (Registrant)

                                        Dated:  February 26, 2007


                                        By: s/George Suzuki
                                           -------------------------------------
                                           George Suzuki, President



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